                                    AGREEMENT
                                    ---------

           THIS AGREEMENT made as of this 6th day of January, 1997, by and between IMATEC Limited, a corporation of Delaware, (hereinafter called "Employer" or "IMATEC") and SIMON A. CROSS (hereinafter called "Employee").

                                W I T N E S E T H
                                -----------------

          WHEREAS, the Employee possesses the knowledge, skills and experience necessary to serve and advance the operations and business of the Employer in the capacity designated in this Agreement; and
         WHEREAS, Employer desires to employ the Employee to serve in the capacity designated in this Agreement, and Employee is willing to accept employment as such; and
          NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties intending to be legally bound agree as follows,


         1.  EMPLOYMENT:
             -----------

                  The Employer hereby employs the Employee and the Employee hereby accepts employment in the position of Vice President - Marketing and Sales, under and subject to the terms and conditions contained in this Agreement.


                  2.  TERM OF EMPLOYMENT:
                      -------------------


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                 Subject to the provisions for termination of employment as hereinafter provided, Employee's term of employment by Employer under this Agreement shall commence on January 6th, 1997 and terminate January 5th, 2000. Employment shall be for a minimum period of one (1) year and may only be terminated following the termination procedure as outlined in paragraph five (5) below.
                  3.  EXTENT OF SERVICES:
                      -------------------

                  Employee shall be a full-time employee, in the above named position and shall devote that amount of his ability, working time and energy to serve and advance the operations and business of the Employer and to perform his duties in a faithful and diligent manner hereunder. The duties of Employee in the capacity of employment designated in this Agreement shall be those set forth by the Employer consistent with duties and responsibilities considered typical of the above designated position. The employee will report directly to the President of the Employer during the term of his employment.

                  4.  COMPENSATION:
                      -------------

                  For all services performed by Employee in the described capacity hereunder, Employee shall receive remuneration as designated in
Schedule 1.
                  The compensation to Employee for services provided according to paragraph 1 above, may only be terminated following the termination procedure as outlined in paragraph 5. Upon termination, the compensation and benefits for the above services will terminate as well.

                  5.  TERMINATION:
                      ------------

                  Due to the expenses inherent for both parties to this agreement in relocating from England to the U.S., including the immigration complications; employment shall be for a minimum period of one (1) year and according to paragraph 2 above, may only be terminated following the termination procedure as outlined in paragraph five (5). Upon termination, the compensation and benefits for the above services shall continue for one hundred and eighty
(180) days. Employee must provide at least one hundred and eighty (180) days written notice prior to resignation.

                  6.  BENEFITS:
                      ---------


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                  Employee shall be entitled to receive all benefits set forth in Schedule 2.

                  7.  WORKING FACILITIES:
                      -------------------

                  The employee shall be furnished with an office, administrative and stenographic help, and such other facilities, services, and expense reimbursement suitable to his position and adequate for the performance of his duties. The Employee will work at the corporate headquarters with the exception of travel for business.

                  8.  DISCLOSURE OF INFORMATION:
                      --------------------------

                  A. Employee recognizes that by reason of employment with Employer, he has engaged in and will engage in and has gained and will gain knowledge of information, developments, research projects, manufacturing and trade secrets, know-how and business confidences relating to, and concerned with, the past, present and future business operations, products and policies of the Employer, its affiliates, suppliers, customers and other persons. Employee hereby agrees to hold as secret and confidential any and all proprietary trade secret information that has been or will be disclosed to him by Employer, or which he has learned or will learn of by virtue of employment with Employer, excluding information which Employee can establish was already known to him or which becomes public trough no fault of Employee or which is obtained from another lawful source.

                 B. Employee hereby agrees not to use such information for his own benefit or to disclose or to use such information for the benefit of others, during the term of his employment, and for a period of three years after termination of employment, without the written consent of Employer, until such information shall become public knowledge.

                    Employee acknowledges that all lists, books, records, literature, products and any other materials owned by Employer or its affiliates or used by them in connection with the conduct of their business, shall at all times remain the property of Employer and its affiliates and that upon termination of Employee hereby agrees to surrender to Employer and its affiliates all such lists, books, records, literature, products and other materials immediately thereupon.



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                 C. Employee hereby agrees, for a period of three (3) years following termination for any reason, not to solicit or endeavor in any manner to entice away, any other person, who was an employee of the employer during his period of service with Employer.

                 D. Employee agrees to communicate to Employer promptly, in writing, all inventions, discoveries and improvements, whether or not patentable, which Employee may conceive or make, either solely or jointly with others, in the Employer's stated business fields and related product areas, during the term of this employment.

                 E. Employee hereby agrees to take whatever reasonable steps are requested by Employer to secure patent or other legal protection on such inventions, discoveries and improvements in any and all countries. The Employer will own the patents. It is understood by and between the parties that all necessary costs of making and securing such patents shall be paid for solely by Employer.

                  9.  COVENANT NOT TO COMPETE:
                      ------------------------

                  A. Employee hereby agrees that he will not, during the term of his full time employment by Employer, and for a period of three years after Termination of employment, engage in any business or perform any service, directly or indirectly, in competition with the business of Employer or any of its affiliates, or have any interest, whether as proprietor, partner, major stockholder, principal, agent, director or officer in any enterprise which shall so engage.
                  B. In furtherance of the foregoing, and not in limitation thereof, Employee hereby agrees, during the period of non-competition referred to in subparagraph A above, not to directly or indirectly solicit or service in any way, on behalf of himself or on behalf of or in conjunction with others, for any image technology product or service, any client or customer, or prospective client or customer, who has been solicited or serviced by Employer or any affiliate of Employer as long as Employer, its affiliates and/or successors, are in existence.


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                  C. If any Court shall determine that the duration or
geographical limits or any restriction contained in this paragraph is unenforceable, it is the intention of the parties that the restrictive covenant set forth herein shall not thereby be terminated, and shall be amended as determined by the Court to the extent required to render it valid and enforceable.

                  D. Employee acknowledges that he is being paid additional consideration in the form of fifteen thousand (15,000.00) dollars by IMATEC.

                  10.  REMEDIES OF EMPLOYER:
                       ---------------------

                  Employee acknowledges that the restrictions contained in paragraphs 8 and 9 of this Agreement are a reasonable and necessary protection of the legitimate interests of Employer, that any violation of them would cause substantial injury to Employer, and that Employer would not have entered into this Agreement with Employee without receiving the additional consideration of Employee binding himself to said restrictions. In the event of any violation of the said restrictions, Employer shall be entitled, in addition to any other remedy, to preliminary and permanent injunctive relief.

                  11.  IMPEDIMENT:
                       -----------

                  A. Employee hereby represents, warrants and agrees that his execution and delivery of this Agreement and performance of his duties and obligations hereunder will not violate the provisions of any employment, trade secret, patent, non-competition or other agreements, oral or written, court order or instrument to which Employee is a party or is bound, or result in a breach of or constitute a default under any of the same.

                  B. Employee hereby agrees to comply promptly with any reasonable requests made from time to time by the Board of Directors or President of Employer for full disclosure of any agreements, court orders or instruments described in subparagraph A above and any other business activities engaged in by Employee during the term of his employment hereunder, involving any agreements made by Employee concerning any agreements made from the date of


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this agreement until its expiration. Employee affirms that he is not aware of any previous agreements which would contradict the terms of this contract.

                  12.  SEVERABILITY:
                       -------------

                  If any provision of this Agreement shall be determined, by a court of law or equity having jurisdiction, to be unenforceable, void, or unreasonable, all other provisions of this Agreement shall be complied with as if such unenforceable or void provision did not exist.

                  13.  CONSENT TO JURISDICTION:
                       ------------------------

                  Each party irrevocably submits to the jurisdiction of any court in the county of New York. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  14.  MISCELLANEOUS:
                       --------------

                  A. The Corporation shall indemnify the Employee in his capacity as an Officer to the broadest extent allowable pursuant to Federal, State and local law.

                  B. In the event any suit or other action is commenced with respect to the interpretation or enforcement of any provision of this Agreement, the prevailing party shall be entitled, in addition to any other sums to which such party may be entitled, to recover from the other party the reasonable fees and disbursements of counsel retained to investigate and pursue such matter.

                  15.  NOTICE:
                       -------

                  All notices required to be given under the terms of this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered to the addressee in person or mailed by certified mail, return receipt requested.

                  If to Employer, addressed to:

                                  IMATEC, LTD.
                              150 East 58th Street
                                   21st Floor
                               New York, NY 10155



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                  If to Employee, addressed to:

                          Simon A. Cross, addressed to:
                             86 Edwards Street (2A)
                            Roslyn Heights, NY 11577

                  or to such other address as a party shall have designated for notices to be given to him or it by notice given in accordance with this paragraph.

                  16.  BENEFIT:
                       --------

                  This Agreement shall inure to and be binding upon the parties hereto, the successors and assigns of Employer and the heirs and personal representatives of Employee.

                  17.  WAIVER:
                       -------

                  The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation hereof.

                  18.  GOVERNING LAW:
                       --------------

                  This Agreement has been negotiated and executed in the State of New York and the law of that state shall govern its construction and validity

                  19.  ENTIRE AGREEMENT:
                       -----------------

                  This Agreement contains the entire Agreement between the parties hereto. No change, addition or amendment shall be made except by written agreement signed by the parties hereto.


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                  IN WITNESS WHEREOF, the parties have hereunto executed this
Agreement on the day and year first above written.

By IMATEC, Ltd.


_________________________
Dr. Hanoch Shalit
President


                    Witnessed by ______________________    Date: _______________

                    Witnessed by ______________________    Date: _______________



_________________________
By:  Simon A. Cross


                    Witnessed by ______________________    Date: _______________


                    Witnessed by ______________________    Date: _______________

                                   SCHEDULE 1.
                                   -----------

                                   COMPENSATION
                                   ------------

                  Employee shall receive the following as long as Employee is an employee of Employer in the positions described in paragraph 1 above,

         I. An annual salary of $125,000, paid monthly, on the last day of each month. One hundred and ten thousand ($110,000.00) dollars of which is attributable to standard salary and fifteen thousand ($15,000.00) dollars of which is payment for the covenant not to compete.

         II. Employee will receive option to purchase, 63,000 shares of the Employer, at $5 per share. However, the maximum number of shares that can be purchased by Employee, shall not exceed $1,750.00 options for each full month of service to Employer. (i.e., if Employee desires to purchase shares after two years, Employee will be entitled to purchase only 42,000 shares at $5 per share. The remaining Option shares can be purchased later, up to the total number of 63,000 at the end of the three years ). The options will vest fully after three
(3) years but the employee shall have up to five (5) years to purchase them.

         The employee will receive commission of three percent (3%) on revenues received by Employers above four (4) million dollars per calendar year. The cost of potential resale items, bought by Employer for resale, will be Subtracted from the total revenues for commission calculations.

         IV. Benefits as described in Schedule 2 below.


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


                                   SCHEDULE 2.
                                   -----------

                                    BENEFITS
                                    --------

                  Employee shall receive from the Employer the following benefits, as long as the Employee is a full time employee of Employer:

                  Option to purchase, sixty three thousands (63,000) shares of the Employer, at $5 per share. However, the maximum number of shares that can be purchased by Employee, shall not exceed $1,750.00 options for each full month of service to Employer. (i.e., if Employee desires to purchase shares after two years, Employee will be entitled to purchase only 42,000 shares at $5 per share. The remaining Option shares can be purchased later, up to the total number of 63,000 at the end of the three years ).

Paid health insurance premiums.

Paid Life Insurance premiums for total policy benefit of $200,000

Paid Director and Officer liability insurance.

Paid fifteen (15) days, vacation and personal days per full year, and the customary holidays in New York City. Only in case of Termination, Unused vacation time, proportional to the duration of employment, will be compensated for.

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